                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): JANUARY 29, 2003

                            FALCONSTOR SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

DELAWARE                              0-23970                  77-0216135
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission             (IRS Employer
of incorporation)                   File Number)            Identification No.)

                    125 BAYLIS ROAD, MELVILLE, NEW YORK 11747
                    -----------------------------------------
                     Address of principal executive offices

        Registrant's telephone number, including area code: 631-777-5188
                                                            ------------

        ----------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 5.   OTHER EVENTS AND REQUIRED FD DISCLOSURES.
          ----------------------------------------

            On January 29,  2003,  FalconStor  Software,  Inc.  (the  "Company")
issued a press release that included  information updating an announcement in an
October 24, 2002 press  release.  The January 29, 2003 press release stated that as announced on October 24, 2002, substantially all of the holders of the common stock issued to former shareholders of FalconStor,  Inc., in connection with its reverse merger with Network Peripherals, Inc., have agreed to extend the lock-up period for their shares of  FalconStor's  common  stock to April 30,  2004.  All together,  holders of  approximately  26.8 million shares have now agreed to the newly extended lock-up period.

            As detailed in the Company's October 24, 2002 press release, certain of these  stockholders  will have a limited  number of shares  released from the lock-up on a quarterly  basis. A total of approximately 2 million shares will be released over time between November 1, 2002 and April 30, 2004.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
          ------------------------------------------------------------------

     (c)  EXHIBITS.
          --------

    99.1        Press release of the Company dated January 29, 2003.

                                    SIGNATURE
                                    ---------

            Pursuant to the requirements of the Securities Exchange Act of 1934, the  Registrant  has duly  caused  this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                FALCONSTOR SOFTWARE, INC.

Dated: January 30, 2003                         By: /s/Jacob Ferng
                                                    ----------------------------
                                                Name:  Jacob Ferng
                                                Title: Vice President and Chief
                                                       Financial Officer

                               Exhibit 99.1
Contacts:   Herman Chin                        Christine Rogers
            Public Relations                   Investor Relations
            631-962-1163                       631-962-1160
            HERMAN.CHIN@FALCONSTOR.COM         CHRISTINE.ROGERS@FALCONSTOR.COM

               FALCONSTOR SOFTWARE ANNOUNCES Q4 AND FULL YEAR 2002
                                    RESULTS

O    THIRD  CONSECUTIVE  QUARTER WITH  SEQUENTIAL 20% REVENUE GROWTH
O    OPERATING EXPENSES  INCREASED  ONLY 4% FROM Q3 TO Q4
O    REVENUE  INCREASED  FROM $5.6 MILLION IN 2001 TO $10.6 MILLION IN 2002
O    DEFERRED REVENUE  INCREASED 510% FROM $358,000 AT THE END OF 2001 TO
     $2,183,000 AT THE END OF 2002.

MELVILLE,  N.Y., January 29,  2003--FalconStor  Software, Inc. (Nasdaq: FALC), a
leading  provider of network storage  infrastructure  software,  today announced financial results for its fourth quarter and full year ended December 31, 2002.

Q4 2002 VS. Q3 2002
-------------------

Revenues  for the fourth  quarter of 2002  increased  by 20%  compared  with the previous  quarter,  from  $2,856,000 to $3,416,000.  This is the Company's third consecutive quarter with sequential 20% revenue growth. While revenues rose 20%, the  Company's  cost  control  procedures  limited  the  increase  in  recurring operating expenses to only 4%.

Excluding  third and fourth quarter asset  impairment  charges of $1,568,000 and
$1,215,000,  respectively, adjusted net loss for the fourth quarter decreased to
$1,720,000 from $1,995,000 in the third quarter.  Adjusted  diluted net loss per share was $0.04 in both the third and the fourth quarters.

Reported  net loss and  diluted net loss per share for the fourth  quarter  were
$2,935,000 and $0.06,  respectively,  compared with  $3,562,000 and $0.08 in the third quarter.

Deferred  revenue  increased  31%  compared  with  the  previous  quarter,  from
$1,660,000 to $2,183,000.  This increase was due primarily to an increase in the number of  maintenance  and support  contracts.  This  deferred  revenue will be recognized as revenue over the next 12 months.

The impairment  charges in the third and fourth quarters of 2002 were related to the Company's  investment in Network-1 Security  Solutions.  This investment has been  fully  written  off and there will not be any  future  impairment  charges related to this investment.

Q4 2002 VS. Q4 2001
-------------------

For the fourth quarter of 2002, revenues increased by 13% compared with the same period a year  ago.  Adjusted  net loss and  diluted  net loss per share for the fourth quarter were $1,720,000 and $0.04, respectively, compared with $1,252,000 and $0.03 in the same period a year ago.

FULL YEAR 2002 VS. FULL YEAR 2001
---------------------------------

For the twelve months ended December 31, 2002, the Company recorded  revenues of
$10,629,000 compared with $5,592,000 for the previous year.

Excluding an asset  impairment  charge of $2,783,000,  adjusted net loss for the year was  $8,760,000  compared with a net loss of  $10,056,000  reported for the previous year.

Reported net loss and diluted net loss per share for the year ended December 31,
2002 were  $11,543,000 and $0.26,  respectively,  compared with  $10,056,000 and
$0.40 for the previous year.

Deferred  revenue  increased 510% from $358,000 at the end of 2001 to $2,183,000 at the end of 2002.  In  addition,  the Company  closed the quarter  financially strong with  $44,750,000 in cash, cash  equivalents  and marketable  securities, after deducting net liabilities of discontinued operations.

"The  consecutive  quarterly  sales  growth and  increase in  deferred  revenues demonstrates  FalconStor's  ability  to  compete  with  entrenched  players  and
IPStor's ability to gain credible  presence in the corporate IT environment.  In addition to building sales momentum, we have also established  partnerships with several  strategic  industry  players  who will start  launching  IPStor-powered network  storage  solutions in Q1-2003,"  said ReiJane Huai,  CEO of FalconStor.
"The buildup of quality people,  products and partnerships  will pave the way to even greater market presence and to profitability in year 2003."

CONTINUED BUSINESS MOMENTUM IN 2002.
------------------------------------
2002 Company highlights include:
Certifications of FalconStor's software interoperability by technology companies including:
o    Sun Microsystems, Inc. -- Solaris Ready Certification
o    IBM -- TotalStorage Proven and ServerProven status
o    Novell -- "Yes, Tested and Approved" designation
o    NEC Corporation -- ESMPRO system compatibility
o    Hitachi -- JP1 systems management suite interoperability
o    And ATTO,  BMC,  Bus-Tech,  CNT,  IBM Mylex,  INRANGE,  LSI Logic,  McDATA,
     Oracle, and StorageTek.

Agreements with companies worldwide to deliver IPStor functionality, including:

o    Acer, Inc.
o    Chaparral
o    CNT
o    Fujitsu
o    Hitachi Data Systems
o    HIS (Hyosung Information Systems)
o    Luminex
o    MCSI
o    NETGEAR
o    PFU Limited
o    Raytheon
o    Rhapsody Networks

Implementation of IPStor worldwide in major market sectors including:

o    Telecommunications
o    Financial Services
o    Legal Services
o    Healthcare
o    Education
o    Manufacturing

o    Energy
o    Government

Continued   recognition  by  leading  industry  publications  and  associations, including:

o    The  silver  award  for  Storage  Magazine's  2002  Product  of the Year in
     theStorage Management Software Awards Category
o    eWeek and PC Magazine's Innovation In Infrastructure (i3) Awards
o    Network Storage 2002 "Innovative Product" award
o    The Long  Island  Software  Awards for  "Network  Storage  Management"  and
     overall Best Product Award

UPDATE ON SHARE LOCK-UP
-----------------------

As announced on October 24, 2002, substantially all of the holders of the common stock issued to former shareholders of FalconStor,  Inc., in connection with its reverse merger with Network Peripherals, Inc., have agreed to extend the lock-up period for their shares of  FalconStor's  common  stock to April 30,  2004.  All together,  holders of  approximately  26.8 million shares have now agreed to the newly extended lock-up period.

As detailed in the Company's  October 24, 2002 press  release,  certain of these stockholders will have a limited number of shares released from the lock-up on a quarterly basis. A total of approximately 2 million shares will be released over time between November 1, 2002 and April 30, 2004.

The company will host a conference  call on  Wednesday,  January 29 at 5:15 p.m.
Eastern  Time, to discuss  these  results.  To  participate  in the call,  dial:
617-786-2902 Access code: 3464955 or "FalconStor."

ABOUT IPSTOR
IPStor  Software   delivers  an  intelligent   SAN/NAS   infrastructure   across
heterogeneous  environments by providing a comprehensive set of storage services for enterprise applications - simplifying management, ensuring data availability and recoverability, and maximizing performance.

ABOUT FALCONSTOR
FalconStor  Software,  Inc.  (Nasdaq:  FALC) is a leading  developer  of network storage  infrastructure  software solutions designed to optimize the performance and availability of today's complex IT infrastructures. Deployed by a wide range of Fortune 1000 enterprises,  FalconStor's flagship product,  IPStor,  optimizes storage utilization,  accelerates backup and recovery, maximizes I/O performance and ensures business continuity via sophisticated data replication  services. It is available and supported through major OEMs, system  integrators and resellers worldwide.
Founded in 2000,  FalconStor  is  headquartered  in  Melville,  NY, with offices throughout  Europe  and the Asia  Pacific  regions  including  Paris,  Tokyo and
Taiwan. FalconStor is an active member of the Technical Support Alliance Network
(TSANet),  Storage  Networking  Industry  Association  (SNIA) and Fibre  Channel
Industry  Association (FCIA). For more information visit  www.falconstor.com  or call 1-631-777-5188.

This press release  includes  forward-looking  statements  that involve risk and uncertainties  that could cause  actual  results to differ  materially  from the forward-looking  statements.  These risks and uncertainties  include:  the early stage of FalconStor's business; delays in product development; market acceptance of FalconStor's  products and services;  technological change in the storage and networking  industries;  competition in the storage networking  software market;
the ability to achieve  profitability;  intellectual  property issues; and other risk factors  discussed in  FalconStor's  reports on Forms 10-K,  10-Q and other reports filed with the Securities and Exchange Commission.
###
FalconStor  and IPStor are  trademarks  of FalconStor  Software,  Inc. All other company and product names  contained  herein are  trademarks  of the  respective holders.